                                                                    EXHIBIT 99.1

Contact: Haim Tsuff
Chief Executive Officer
713-621-3882
ISRAMCO@WORDONLINE.NL

/FOR IMMEDIATE RELEASE/
John Swanson
Swanson Communications, Inc.
217-285-4967

                  ISRAMCO, INC. REPORTS FOURTH QUARTER RESULTS

HOUSTON, March 24 / / -- Isramco, Inc. (Nasdaq: ISRL - NEWS) reported today revenues for the fourth quarter ended December 31, 2005 of $612,000 compared to revenues of $2,402,000 the fourth quarter a year ago. The company reported a net loss of ($1,832,000) or ($0.67) per share for the fourth quarter of 2005 compared to net income $743,000 or $0.29 per share for the same quarter a year earlier.

Revenues for the year ended December 31, 2005 were $7,735,000 compared to revenues of $8,943,000 for 2004. The net loss for 2005 was ($1,132,000) or ($0.42) per share compared to net income of $993,000 or $0.38 per share for 2004.

The loss in 2005 compared to a net income in 2004 is primarily attributable to an increase in lease operation expenses of the wells in the United States, an increase in losses associated with the operation of the Magic 1 cruise line vessel, an increase in impairment of oil and gas assets in the United States, and a decrease in net income of investee affiliates.

In 2005, revenues from oil and gas sales were $3,319,000 compared to $3,174,000 in 2004. Lease operator fees associated with the wells in Israel in 2005 were $977,000 compared to $137,000 in 2004. Lease operation expenses and severance taxes were $1,458,000 in 2005 compared to $1,149,000 in 2004.

Equity in the net income of investee affiliates was $661,000 in 2005 compared to $1,365,000 in 2004, due to a dry hole drilled (Gad 1 well offshore Israel) by an affiliate of the Company.

The number of outstanding shares was 2,717,691 at December 31, 2005 and 2,659,853 at December 31, 2004.

The Company's financial statement information is summarized below:


                                (In thousands, except for per share income)

                               Three months ended             Year Ended
                                   December 31                December 31

                               2005          2004         2005          2004
STATEMENT OF OPERATIONS

Revenues                          $612        $2,402       $7,735        $8,943

Total expenses                  (2,754)       (2,249)      (8,827)       (7,374)

Net income (loss)               (1,832)          743       (1,132)          993

Earnings (loss) per
 common share -
 basic and diluted               (0.67)         0.29        (0.42)         0.38

Weighted average shares
 issued and outstanding:
  Basic                      2,717,691     2,659,853    2,709,355     2,659,853
  Diluted                    2,717,691     2,640,230    2,709,355     2,640,751

CASH FLOW DATA

Net cash provided by
 Operating activities                   1,545            1,576

Net cash provided
 By financing activities                 (741)          (8,195)

Net cash provided by
 (used in)
  Investing activities                 (1,642)           6,277

BALANCE SHEET DATA

Current assets                          7,522            9,260

Total Assets                           38,615           41,358

Total Liabilities                      10,122           11,322

Total Shareholders Equity              28,493           30,036


                           FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE- HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2005, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.